UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2013

American Airlines Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas		76155
(Address or principal executive offices)		(Zip Code)

(817) 963-1234

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

American Airlines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas		76155
(Address or principal executive offices)		(Zip Code)

(817) 963-1234

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously reported, on November 29, 2011, AMR Corporation (renamed American Airlines Group Inc., the “Company”), its principal subsidiary, American Airlines, Inc. (“American”), and certain of the Company’s other direct and indirect domestic subsidiaries (collectively, the “Debtors”), filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On October 21, 2013, the Bankruptcy Court entered an order (the “Confirmation Order”) approving and confirming the Debtors’ fourth amended joint plan of reorganization (the “Plan”).

On December 9, 2013 (the “Effective Date”), the Debtors consummated their reorganization pursuant to the Plan, principally through the transactions contemplated by that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of February 13, 2013, by and among the Company, AMR Merger Sub, Inc. (“Merger Sub”) and US Airways Group, Inc. (“US Airways Group”), pursuant to which Merger Sub merged with and into US Airways Group (the “Merger”), with US Airways Group surviving as a wholly-owned subsidiary of the Company following the Merger. Pursuant to the Merger Agreement, each share of common stock, par value $0.01 per share, of US Airways Group (the “US Airways Common Stock”) was converted into the right to receive one share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”).

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2013. The first amendment to the Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2013, the second amendment to the Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 12, 2013, and the third amendment to the Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2013. Copies of the Plan and Confirmation Order were filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 23, 2013.

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to and in accordance with the Plan and the Merger Agreement, the Company and American entered into the following agreements:

•	The Company and American entered into a joinder to loan agreement, dated as of December 9, 2013 (the “Loan Agreement Joinder”), to the $1,600,000,000 Loan Agreement, dated as of May 23, 2013 (the “Loan Agreement”), among US Airways, Inc. (“US Airways”), US Airways Group and certain affiliates of US Airways party thereto from time to time, the lenders party thereto and Citicorp North America, Inc., as administrative agent for the lenders (the “Administrative Agent”);

•	The Company and American entered into a second supplemental indenture, dated as of December 9, 2013 (the “6.125% Notes Second Supplemental Indenture”), with Wilmington Trust, National Association, as trustee, US Airways Group and US Airways to the indenture governing US Airways Group’s 6.125% Senior Notes due 2018 (the “6.125% Notes”); and

•	The Company entered into a second supplemental indenture, dated as of December 9, 2013 (the “Convertible Notes Second Supplemental Indenture”), with The Bank of New York Mellon Trust Company, N.A., as trustee, and US Airways Group to Convertible Notes Indenture (as defined below) governing US Airways Group’s 7.25% Senior Convertible Notes due 2014 (the “Convertible Notes”).

Loan Agreement

Pursuant to the Loan Agreement Joinder, the Company and American each became an obligor (together with the other obligors thereto, the “Obligors”) under the Loan Agreement. The Loan Agreement consists of $1.0 billion of tranche B-1 term loans (“Tranche B-1”) and $600 million of tranche B-2 term loans (“Tranche B-2”). Borrowings under the Loan Agreement bear interest at an index rate plus an applicable index margin or, at US Airways’ option, LIBOR (subject to a floor) plus an applicable LIBOR margin for interest periods of one, two, three or six months. Upon the consummation of the Merger, the applicable LIBOR margin decreased by 0.25%. Tranche B-1 matures on May 23, 2019, and Tranche B-2 matures on November 23, 2016, and each tranche is repayable in annual installments, to be paid on each anniversary of the closing date of the respective tranche, in an amount equal to 1% of the initial aggregate principal amount of the loans of such tranche with any unpaid balance due on the maturity date of the respective tranche. The obligations of US Airways and the Obligors under the Loan Agreement are secured by liens on (a) certain route authorities to operate between Philadelphia and London, England, (b) certain take-off and landing rights at London’s Heathrow airport and LaGuardia and Ronald Reagan Washington National airports, (c) accounts receivable, (d) certain aircraft, (e) certain engines, (f) spare parts and ground service equipment, (g) certain flight simulators, (h) certain leasehold real estate assets and (i) cash and cash equivalents subject to control agreements to the extent described below. US Airways and the Obligors have the ability to add certain types of collateral and, subject to certain conditions described below, release certain types of collateral, in each case, at its discretion. The Loan Agreement includes negative covenants that restrict the ability of US Airways Group and the Obligors party to the Loan Agreement to, among other things, incur liens on the collateral, issue preferred stock, pay dividends, make certain other payments or make certain investments, in each case, subject to certain exceptions. In addition, the Loan Agreement requires US Airways to (i) maintain consolidated unrestricted cash and cash equivalents (including unused commitments available under any revolving credit facilities) of not less than $2 billion, with not less than $750 million (subject to partial reductions upon certain reductions in the outstanding principal amount of the loan) of cash and cash equivalents held in accounts subject to control agreements, and (ii) (A) maintain a minimum ratio of appraised value of collateral to outstanding obligations under the Loan Agreement of 1.5 to 1.0 and (B) maintain at least one category of “core collateral” as collateral under the Loan Agreement. So long as the minimum collateral coverage ratio is satisfied and the collateral includes at least one category of “core collateral,” US Airways will have the ability to release any other collateral. If the minimum collateral coverage ratio is not satisfied, US Airways will be required to either provide additional collateral to secure its obligations under the Loan Agreement with a value sufficient to satisfy such ratio or repay the loans under the Loan Agreement by an amount necessary to maintain compliance with the collateral coverage ratio. The Loan Agreement contains events of default customary for similar financings. Upon the occurrence of an event of default, the outstanding obligations under the Loan Agreement may be accelerated and become due and payable immediately. In addition, if certain change of control events occur with respect to US Airways Group (which do not include the Merger), US Airways and the Obligors will be required to repay the loans outstanding under the Loan Agreement. A copy of the Loan Agreement was filed as Exhibit 10.1 to US Airways Group’s Current Report on Form 8-K filed with the SEC on May 30, 2013 and is incorporated herein by reference. A copy of the Loan Agreement Joinder is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Loan Agreement and the Loan Agreement Joinder are summaries and are qualified in their entirety by the terms thereof.

6.125% Notes

Pursuant to the 6.125% Notes Second Supplemental Indenture, the Company and American guarantee the payment obligations of US Airways Group under the 6.125% Notes and the 6.125% Notes Indenture (as defined below) on the terms and subject to the conditions set forth in Section 7 of the 6.125% Notes Supplemental Indenture (as defined below). The 6.125% Notes are governed by a base indenture, dated as of May 24, 2013 (the “6.125% Notes Base Indenture”), between US Airways Group and Wilmington Trust, National Association, as trustee (the “6.125% Notes Trustee”), as supplemented by a First Supplemental Indenture, dated as of May 24, 2013 (the “6.125% Notes Supplemental Indenture” and, together with the 6.125% Notes Base Indenture, the “6.125% Notes Indenture”), among US Airways Group, US Airways and the 6.125% Notes Trustee. The 6.125% Notes will mature on June 1, 2018. The 6.125% Notes bear interest at a rate of 6.125% per annum, payable semi-annually on June 1 and December 1. US Airways Group, at its option, may redeem some or all of the 6.125% Notes at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the 6.125% Notes being redeemed and (2) a make-whole amount based on the sum of the present values of the remaining scheduled payments of principal and interest on the 6.125% Notes discounted to the redemption date using a rate based on comparable U.S. Treasury securities plus 50 basis points, plus in either case accrued and unpaid interest to the redemption date. In the event of a specified change of control (which does not include the Merger), each holder of 6.125% Notes may require US Airways Group to repurchase its notes in whole or in part at a repurchase price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the repurchase date. As of December 9, 2013, there were outstanding $500 million principal amount of 6.125% Notes. Copies of the 6.125% Notes Base Indenture, the 6.125% Notes Supplemental Indenture and the form of the 6.125% Notes are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to US Airways Group’s Current Report on Form 8-K filed with the SEC on May 24, 2013 and are incorporated herein by reference. The foregoing descriptions of the 6.125% Notes Base Indenture, the 6.125% Notes Supplemental Indenture and the 6.125% Notes are summaries and are qualified in their entirety by the terms thereof. A copy of the 6.125% Notes Second Supplemental Indenture is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the 6.125% Notes Second Supplemental Indenture and 6.125% Notes Indenture are qualified in their entirety by the terms thereof.

7.25% Convertible Notes

Pursuant to the Convertible Notes Second Supplemental Indenture, the Noteholder (as defined in the Convertible Notes Indenture) of each Convertible Note that was outstanding as of the closing of the Merger has the right to convert each $1,000 principal amount of such Convertible Note into a number of shares of Company Common Stock equal to the number of shares of US Airways Group Common Stock that such Noteholder would have owned or been entitled to receive if such Noteholder has converted such Convertible Note immediately prior to the effective time of the Merger, subject to the US Airways Group’s right to elect to pay cash upon such a conversion as provided in the Convertible Notes Indenture and as described in the Convertible Notes Prospectus Supplement (as defined below), and the Company fully and unconditionally guarantees all of the payment obligations of US Airways Group under the Convertible Notes and the Convertible Notes Indenture. The Convertible Notes are governed by a base indenture, dated as of May 13, 2009 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of May 13, 2009 (the “Convertible Notes Supplemental Indenture,” together with the Base Indenture, the “Convertible Notes Indenture”), between US Airways Group and The Bank of New York Mellon Trust Company, N.A. The Convertible Notes bear interest at a rate of 7.25% per annum, which is payable semi-annually in arrears on each May 15 and November 15. The Convertible Notes will mature on May 15, 2014. The indebtedness evidenced by the Convertible Notes may be accelerated upon the occurrence of events of default under the Convertible Notes Indenture, which are customary for securities of this nature. Holders of Convertible Notes may convert their notes at their option at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date for the Convertible Notes.

The conversion rate for the Convertible Notes was 218.8184 shares of US Airways Group Common Stock per $1,000 principal amount of Convertible Notes, and remains 218.8184 shares of Company Common Stock per $1,000 principal amount of Convertible Notes following the Merger. Such conversion rate is subject to adjustment in certain events. As of December 9, 2013, there were outstanding approximately $24 million principal amount of Convertible Notes. A copy of the Base Indenture was filed as Exhibit 4.1 to US Airways Group’s Current Report on Form 8-K filed with the SEC on May 14, 2009 and is incorporated herein by reference. A copy of the Supplemental Indenture (including a form of the Convertible Notes) was filed as Exhibit 4.2 to US Airways Group’s Current Report on Form 8-K filed with the SEC on May 14, 2009 and is incorporated herein by reference. The foregoing descriptions of the Base Indenture, the Convertible Notes Indenture, the Convertible Notes Supplemental Indenture and the Convertible Notes in this report are summaries and are qualified in their entirety by the terms thereof. A copy of the Convertible Notes Second Supplemental Indenture is attached as Exhibit 4.2 hereto and is incorporated herein by reference. The foregoing description of the Convertible Notes Second Supplemental Indenture and Convertible Notes Indenture are qualified in their entirety by the terms thereof.

US Airways Group and US Airways Assumption and Joinder of Certain American Obligations

In addition, each of US Airways Group and US Airways entered into an instrument of assumption and joinder (the “LATAM Joinder”), dated December 9, 2013, in favor of Deutsche Bank AG New York Branch, as administrative agent and collateral agent for the Lenders (as defined below), pursuant to which US Airways Group and US Airways guaranteed the obligations of American under the Credit and Guaranty Agreement, dated as of June 27, 2013, by and among American, as borrower, the Company, as parent and guarantor, and certain of the Company’s other subsidiaries from time to time party thereto, each of the several banks and other financial institutions or entities from time to time party thereto as a lender and Deutsche Bank AG New York Branch, as administrative agent for the lenders party thereto from time to time (the “Lenders”) (as amended, the “LATAM Credit and Guaranty Agreement”). The LATAM Credit and Guarantee Agreement was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on July 18, 2013 and is incorporated herein by reference. A copy of the LATAM Joinder is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing descriptions of the LATAM Credit and Guaranty Agreement and LATAM Joinder are summaries and are qualified in their entirety by the terms thereof.

Furthermore, each of US Airways Group and US Airways entered into a first supplemental indenture (the “7.5% Notes Supplemental Indenture”), dated December 9, 2013, in favor of U.S. Bank National Association, as trustee, and Wilmington Trust Company, as collateral trustee, pursuant to which US Airways Group and US Airways guaranteed the obligations of American under the Indenture, dated as of March 15, 2011, by and among the American, as borrower, the Company, as parent and guarantor, U.S. Bank National Association, as trustee, and Wilmington Trust Company, as collateral trustee (the “7.5% Notes Indenture”), governing American’s 7.5% Senior Secured Notes due 2016 (the “7.5% Notes”). A copy of the 7.5% Notes Indenture and the form of the 7.5% Notes was filed as Exhibits 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K filed on March 13, 2011 and are incorporated herein by reference. A copy of the 7.5% Notes Supplemental Indenture is filed as Exhibit 4.3 hereto and is incorporated herein by reference. The foregoing descriptions of the 7.5% Notes Indenture, 7.5% Notes and 7.5% Notes Supplemental Indenture are summaries and are qualified in their entirety by the terms thereof.

Item 1.02. Termination of a Material Definitive Agreement.

Pursuant to the Plan, at the Effective Date all of the unsecured indebtedness of the Company, American and the other Debtors was discharged and all related agreements terminated.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K with respect to the Loan Agreement Joinder, 6.125% Notes Second Supplemental Indenture and the Convertible Notes Second Supplemental Indenture is incorporated in this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Plan, and in accordance with the Merger Agreement, on the Effective Date (i) all existing shares of the Company’s old common stock formerly traded under the symbol “AAMRQ” (CUSIP 001765106) were cancelled and (ii) the Company is authorized to issue up to approximately 544 million shares of Company Common Stock by operation of the Plan. In connection with the Effective Date, the Company issued approximately (A) 53 million shares of Company Common Stock to the Company’s old equity holders and certain of the Debtors’ employees and (B) 168 million shares of new Series A Convertible Preferred Stock, par value $0.01 (the “Company Preferred Stock”) (CUSIP 02376R201), which is mandatorily convertible into new Company Common Stock during the 120-day period after the Effective Date, to certain creditors and employees of the Debtors (including shares deposited in the Disputed Claims Reserve (as defined in the Plan)).

The shares of Company Common Stock and Company Preferred Stock described in this Item 3.02 that were not registered under the Securities Act of 1933, as amended (the “Securities Act”), are and will be exempt from the registration requirements of the Securities Act in reliance on Section 1145 of the Bankruptcy Code. A description of the material terms of the Company Common Stock and Company Preferred Stock, including the terms of conversion of Company Preferred Stock under the Company’s Restated Certificate of

Incorporation, is included under the captions “The Plan of Reorganization—AAG Convertible Preferred Stock,” “Description of Capital Stock of AAG” and “Comparison of Stockholder Rights and Corporate Governance Matters” in the Company’s registration statement on Form S-4 filed with the SEC on June 10, 2013 (the “Form S-4”), which description is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

The information provided in Items 1.02 and 5.03 of this Current Report on Form 8-K regarding the discharge of unsecured indebtedness and the termination of all related agreements and the Restated Certificate of Incorporation and Amended and Restated Bylaws are incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Departure of Directors

On the Effective Date and pursuant to the Plan and the Merger Agreement, the following persons ceased to be Directors of the Company and American: John W. Bachmann, Stephen M. Bennett, Armando M. Codina, Ann M. Korologos, Philip J. Purcell, Judith Rodin, Matthew K. Rose and Roger T. Staubach. In addition, Alberto Ibargüen and Ray M. Robinson ceased to be directors of American.

Election of Directors

Pursuant to the Plan and in accordance with the terms of the Merger Agreement, immediately following the consummation of the reorganization of the Company pursuant to the Plan, the board of directors of the Company consists of 12 members: James F. Albaugh, Jeffrey D. Benjamin, John T. Cahill, Michael J. Embler, Matthew J. Hart, Thomas W. Horton, Alberto Ibargüen, Richard C. Kraemer, Denise M. O’Leary, W. Douglas Parker, Ray M. Robinson and Richard P. Schifter.

Five of the directors were designated by the Search Committee appointed by the Debtors’ Official Committee of Unsecured Creditors in the Chapter 11 Cases and certain creditors: James F. Albaugh, Jeffrey D. Benjamin, John T. Cahill, Michael J. Embler, and Richard P. Schifter; two of the directors were designated by the Company prior to the Effective Date and were determined to be reasonably acceptable to the Search Committee: Alberto Ibargüen and Ray M. Robinson; three of the directors were designated by US Airways Group prior to the Effective Date: Matthew J. Hart, Richard C. Kraemer, and Denise M. O’Leary; and the two remaining directors are Thomas W. Horton, the chairman of the board and former chief executive officer of the Company; and W. Douglas Parker, the current chief executive officer of the Company. Mr. Cahill has been chosen to serve as lead independent director. Except as set forth below or otherwise provided for in the Company’s Restated Certificate of Incorporation, each of these individuals will serve until the Company’s next annual meeting.

Pursuant to the Merger Agreement and as provided in the Company’s Amended and Restated Bylaws, Mr. Horton will serve as chairman of the board of directors of the Company until the earliest of:

•	the date that is the first anniversary of the Effective Date;

•	the day prior to the date of the first annual meeting of stockholders of the Company following the Effective Date (which will not occur prior to May 1, 2014); and

•	the election of a new chairman by the affirmative vote of at least 75% of the members of the board of directors (rounded up to the next full director), which must include at least one director who was designated as a director of AAG by the Company prior to the closing of the Merger pursuant to the terms of the Merger Agreement.

In addition, W. Douglas Parker, Thomas W. Horton and Stephen L. Johnson were appointed as directors of substantially all of the Company’s subsidiaries following the completion of the Merger, including American, US Airways Group, and US Airways.

Committee Memberships

The standing committees of the Company’s board of directors consist of an Audit Committee, Compensation Committee and Governance and Nominating Committee.

As of the Effective Date, John T. Cahill, Michael J. Embler, Matthew J. Hart and Alberto Ibargüen were appointed to the Audit Committee, James F. Albaugh, Jeffrey D. Benjamin, Alberto Ibargüen and Richard C. Kraemer were appointed to the Compensation Committee, and John T. Cahill, Denise M. O’Leary, Ray M. Robinson and Richard P. Schifter were appointed to the Governance and Nominating Committee.

Departure of Certain Officers

On the Effective Date, the following persons ceased to be executive officers of the Company and American: Thomas W. Horton (formerly president and chief executive officer), Daniel P. Garton (formerly executive vice president), Isabella D. Goren (formerly senior vice president and chief financial officer), Gary F. Kennedy (formerly senior vice president, general counsel, and chief compliance officer) and James B. Ream (formerly senior vice president of operations).

In recognition of Mr. Horton’s role in the financial performance of the Company during 2013, the success and completion of AMR Corporation’s financial restructuring and emergence from bankruptcy, and the completion of the Merger, as well as compensatory arrangements with other Company executives, on December 9, 2013 the Company entered into a transition agreement with Mr. Horton (the “Transition Agreement”) providing for certain payments and benefits as Mr. Horton transitions from his role as president and chief executive officer to serving solely as the chairman of the Company’s board of directors. Pursuant to the Transition Agreement, Mr. Horton will receive (i) a cash payment equal to $5,411,772, (ii) an “alignment award” that, consistent with similar awards provided to Company executives, is intended to approximate the unvested in-the-money equity value and cash long term incentive plan expectation of a similarly-situated US Airways executive, payable in cash equal to $6,510,150 and (iii) eligibility to receive a performance bonus under the Company’s 2013 Short-Term Incentive Plan in an amount targeted at $795,849, with a maximum opportunity equal to $1,273,358. In addition, the Company granted Mr. Horton a fully-vested restricted stock unit award covering 170,722 shares of the Company’s common stock, equal to the number of shares granted to US Airways Group’s CEO for 2013. Mr. Horton will also be reimbursed for his legal fees incurred in connection with the Transition Agreement and any other prior merger-related agreements. In addition, Mr. Horton and his wife will continue to receive lifetime flight and other travel privileges, as will his eligible dependents for as long as they remain eligible dependents. Mr. Horton will be provided an office and office support for a period of two years after the closing of the Merger.

In connection with the termination of the employment of Messrs. Garton, Kennedy and Ream and Ms. Goren, each executive will be entitled to receive severance payments and benefits pursuant to severance agreements (the “American Merger Severance Agreements”) entered into prior to the closing of the Merger. A description of the material terms of the American Merger Severance Agreements is included under the caption “AMR’s Compensation Discussion and Analysis” in the Form S-4, which description is incorporated herein by reference.

This description is qualified in its entirety by reference to the full text of the Transition Agreement and the American Merger Severance Agreement, which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Certain Officers

On the Effective Date, the following persons were elected as executive officers of the Company, American, US Airways Group and, except as otherwise noted, US Airways:

•	W. Douglas Parker, chief executive officer, age 52.

•	J. Scott Kirby, president, age 46.

•	Derek J. Kerr, executive vice president and chief financial officer, age 49.

•	Robert D. Isom, Jr., chief operating officer and chief executive officer of US Airways, Inc., age 50.

•	Elise R. Eberwein, executive vice president—people and communications, age 48.

•	Stephen L. Johnson, executive vice president—corporate affairs, age 57.

Biographical information for each of the above listed officers is included under the Captions “Part IV—US Airways Group Annual Meeting Proposals—Proposal 4: Election of Directors” and “US Airways Group Executive Officers” in the Form S-4, which description is incorporated herein by reference.

Compensatory Arrangements

Mr. Parker is party to an amended and restated employment agreement, and Messrs. Kirby, Kerr, Isom and Johnson and Ms. Eberwein are parties to Executive Change in Control Severance Agreements, each of which the Company assumed in connection with the Merger. A description of the material terms of these arrangements is included under the caption “US Airways Group Compensation Discussion and Analysis” in the Form S-4, which description is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of these documents, which are filed as Exhibits 10.1 and 10.3 to the US Airways Group, Inc. Current Report on Form 8-K dated as of November 28, 2007 and incorporated herein by reference.

Under Mr. Parker’s amended and restated employment agreement and the Executive Change in Control Severance Agreements with Messrs. Kirby, Kerr, Isom and Johnson and Ms. Eberwein, as a result of the Merger each executive would have been entitled to the full vesting of each outstanding equity award held by the executive. However, in connection with the Merger, each executive waived his or her right to receive such accelerated vesting. In addition, under those agreements, each executive would have been entitled to severance and the full vesting of equity awards if he or she resigned during a specified period of time following the Merger. However, in exchange for eligibility to receive an award of restricted stock units as part of a retention program, each executive agreed to waive his or her right to terminate employment and receive those termination benefits. As part of this retention program, Messrs. Parker, Kirby and Isom were granted 626,637, 447,598 and 313,318 restricted stock units, respectively, and each of Messrs. Kerr and Johnson and Ms. Eberwein were granted 268,559 restricted stock units. In determining the size of the restricted stock unit grants, the directors considered the values of the severance payment and equity awards for which each executive waived acceleration, which in each case materially exceed the value of the equity awards. The directors also considered Mr. Parker’s commitment to maintain his annual target total compensation below his peers at Delta Airlines and United Airlines until the compensation payable to the Company’s larger work groups are adjusted in line with such peers.

Each restricted stock unit award granted under the program will vest, subject to the executive’s continued employment, with respect to (i) 50% of the restricted stock units on December 16, 2015; (ii) 25% of the restricted stock units on the earlier to occur of (a) December 16, 2015, if the Company is issued a Single Operating Certificate prior to or on that date or (b) the date on which the Company is issued a Single Operating Certificate, provided that such date is prior to or on December 9, 2016; and (iii) 25% of the restricted stock units on the date the board of directors or compensation committee of the board of directors determines that the Company has achieved at least $1 billion in net synergies with respect to fiscal year 2015 or 2016. Restricted stock units granted under the retention program are not subject to accelerated vesting under the executives’ applicable agreements and thus the board of directors intends for the values attributable to the restricted stock units to be retentive.

The description of the waiver of the right to terminate employment and receive accelerated vesting and cash severance is qualified in its entirety by reference to the full text of the waiver letter agreements, which are filed as Exhibits 10.5, 10.6 and 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

American Airlines Group Inc. 2013 Incentive Award Plan

Pursuant to the Plan, the American Airlines Group Inc. 2013 Incentive Award Plan (the “2013 IAP”) became effective on December 9, 2013. Directors and officers of the Company and American are eligible to participate in this plan. A description of the material terms of the 2013 IAP is included under the caption “AAG Equity Compensation Plan” in the Form S-4, which description is incorporated herein by reference. This description is qualified in its entirety by reference to the full text of this document, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

US Airways Equity Award Plans

In connection with the closing of the Merger the Company assumed the America West 2002 Incentive Equity Plan (the “2002 Plan”), the US Airways Group, Inc. 2005 Equity Incentive Plan (the “2005 Plan”), the US Airways Group, Inc. 2008 Equity Incentive Plan (the “2008 Plan”), and the US Airways Group, Inc. 2011 Incentive Award Plan (the “2011 Plan”), and assumed each outstanding US Airways Group stock option, US Airways Group stock-settled stock appreciation right, US Airways Group stock-settled restricted stock unit, US Airways Group cash-settled stock appreciation right, and US Airways Group cash-settled restricted stock unit, and the agreements evidencing such grants. The agreements evidencing the grants of such awards will continue in effect on the same terms and conditions. The 2002 Plan, the 2005 Plan, the 2008 Plan and the 2011 Plan are filed as Exhibits 4.4, 4.5, 4.6 and 4.7 hereto and incorporated herein by reference.

Indemnification Agreements

On the Effective Date and pursuant to the Plan and the Merger Agreement, the Company entered into indemnification agreements providing for contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted by the Delaware General Corporation Law with each of the 12 directors of the Company and the executive officers of the Company named above (the “Indemnification Agreements”). The form of the Indemnification Agreement is filed as Exhibit 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Except as described above regarding the designation and consent rights of the Search Committee under the caption “Election of Directors” (which have been satisfied and are not applicable after the Effective Date), there are no arrangements or understandings between any of the persons named above under the captions “Election of Directors” and “Appointment of Principal Officers” and any other persons pursuant to which such named persons were selected as a director and/or officer of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Plan and in accordance with the Merger Agreement, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, and an Amended and Restated Certificate of Incorporation and a Certificate of Designations with respect to the Company Preferred Stock was filed with the Secretary of State of the State of Delaware immediately prior to the Effective Time. Upon issuance of the shares pursuant to the Plan and the Merger Agreement, the Company filed a Certificate of Amendment with Secretary of State of the State of Delaware solely to change its name to American Airlines Group Inc. Thereafter, the Company filed a Restated Certificate of Incorporation, which integrated the Amended and Restated Certificate of Incorporation (including the Certificate of Designations) and the Certificate of Amendment, with the Secretary of State of the State of Delaware. The foregoing organizational documents of the Company became effective on the Effective Date.

A description of the key provisions of the Restated Certificate of Incorporation (including the Certificate of Designations) and the Amended and Restated Bylaws is included under the captions “Description of Capital Stock of AAG,” “Comparison of Stockholder Rights and Corporate Governance Matters” and “The Plan of Reorganization—AAG Convertible Preferred Stock” in the Form S-4, which description is incorporated herein by reference. This description is qualified in its entirely by reference to the full text of these documents, which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 9, 2013 in connection with the completion of the Merger, the Board approved amendments to the Company’s Standards of Business Conduct (as amended, the “Code of Ethics”). As amended, the Code of Ethics applies to all officers and employees of the Company and its subsidiaries, except for the employees, officers and members of the Board of Directors of US Airways Group and its wholly owned subsidiaries, who are governed by the US Airways Group Code of Business Conduct and Ethics. The Code of Ethics, as amended, also provides that waivers for executive officers may be made only by the Board, rather than by the Board or a committee of the Board. The Code of Ethics, as amended, is intended to remain in place pending the Company’s adoption of a new code of business conduct and ethics following the closing of the Merger, which will apply to the Company and all of its wholly owned subsidiaries, including American and US Airways Group.

The foregoing description of amendments to the Code of Ethics is qualified in its entirety by reference to the full text of the Code of Ethics, a copy of which is filed hereto as Exhibit 14.1 and is incorporated into this Item 5.05 by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited financial statements of US Airways Group required by Item 9.01(a) of Form 8-K will be filed as part of an amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(b)	Pro Forma Financial Information.

Unaudited pro forma condensed combined financial statements and notes related thereto, relating to the completion of the Merger will be filed as part of an amendment to this report not later than 71 calendar days after the date this report is required to be filed.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of American Airlines Group Inc. (the Certificate of Designations, Powers, Preferences and Rights of the American Airlines Group Inc. Series A Convertible Preferred Stock is attached as Annex I thereto).

3.2	Amended and Restated Bylaws of American Airlines Group Inc.

4.1	Second Supplemental Indenture with Wilmington Trust, National Association, as trustee, to the indenture governing US Airways, Inc.’s 6.125% Senior Notes due 2018.

4.2	Second Supplemental Indenture with The Bank of New York Mellon Trust Company, N.A., as trustee, to the indenture governing US Airways Inc.’s 7.25% Senior Convertible Notes due 2014.

4.3	First Supplemental Indenture, dated as of December 9, 2013, by US Airways Group, Inc. in favor of U.S. Bank National Association, as trustee, guaranteeing the obligations of American Airlines Group Inc. and American Airlines, Inc. under the Indenture, dated as of March 15, 2011, by and among American Airlines Group Inc. (f/k/a AMR Corporation), American Airlines, Inc., U.S. Bank National Association, as trustee and Wilmington Trust Company, as collateral trustee.

4.4	America West 2002 Incentive Equity Plan (incorporated by reference to Exhibit 10.1 to US Airways Group, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

4.5	US Airways Group, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to US Airways Group, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).

4.6	US Airways Group, Inc. 2008 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to US Airways Group, Inc. Registration on Form S-8 filed with the SEC on June 30, 2008).

4.7	US Airways Group, Inc. 2011 Incentive Award Plan (incorporated by reference to Exhibit 4.1 to US Airways Group, Inc. Registration on Form S-8 filed with the SEC on July 1, 2011).

10.1	Joinder to Loan Agreement, dated as of December 9, 2013, by American Airlines Group Inc. and American Airlines, Inc. to the $1,600,000,000 Loan Agreement, dated as of May 23, 2013, among US Airways, Inc., US Airways Group, Inc. and certain affiliates of US Airways, Inc. party thereto from time to time, the lenders party thereto and Citicorp North America, Inc., as administrative agent for the lenders.

10.2	Instrument of Assumption and Joinder, dated as of December 9, 2013, by and among US Airways Group, Inc. and US Airways, Inc. in favor of Deutsche Bank AG New York Branch as administrative agent for the Lenders under that certain Credit and Guaranty Agreement, dated as of June 27, 2013, any and among American Airlines Group Inc. (f/k/a AMR Corporation), American Airlines, Inc. and certain other parties from time to time party thereto.

10.3	Transition Agreement, dated as of December 9, 2013, by and between Thomas W. Horton and American Airlines Group Inc.

10.4	Form of American Severance Agreement.

10.5	Letter Agreement, dated as of December 9, 2013, by and between W. Douglas Parker and American Airlines Group Inc.

10.6	Form of Waiver of Change in Control Agreement.

10.7	Form of letter agreement regarding equity awards by and between US Airways Group, Inc. and each executive officer of US Airways Group, Inc. (incorporated by reference to Exhibit 10.1 to US Airways Group, Inc.’s Quarterly Report on Form 10-Q filed on April 23, 2013).

10.8	Form of American Airlines Group Inc. 2013 Incentive Award Plan (incorporated by reference to Exhibit 4.1 of American Airline Group Inc.’s (f/k/a AMR Corporation) Form S-8 Registration Statement, filed on December 4, 2013).

10.9	Form of Indemnification Agreement.

14.1	Code of Ethics.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2013

American Airlines Group Inc.

/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President—Corporate Affairs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2013

American Airlines, Inc.

/s/ Stephen L. Johnson
Stephen L. Johnson
Executive Vice President—Corporate Affairs

Exhibit Index

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of American Airlines Group Inc. (the Certificate of Designations, Powers, Preferences and Rights of the American Airlines Group Inc. Series A Convertible Preferred Stock is attached as Annex I thereto).

3.2	Amended and Restated Bylaws of American Airlines Group Inc.

4.1	Second Supplemental Indenture with Wilmington Trust, National Association, as trustee, to the indenture governing US Airways, Inc.’s 6.125% Senior Notes due 2018.

4.2	Second Supplemental Indenture with The Bank of New York Mellon Trust Company, N.A., as trustee, to the indenture governing US Airways Inc.’s 7.25% Senior Convertible Notes due 2014.

4.3	First Supplemental Indenture, dated as of December 9, 2013, by US Airways Group, Inc. in favor of U.S. Bank National Association, as trustee, guaranteeing the obligations of American Airlines Group Inc. and American Airlines, Inc. under the Indenture, dated as of March 15, 2011, by and among American Airlines Group Inc. (f/k/a AMR Corporation), American Airlines, Inc., U.S. Bank National Association, as trustee and Wilmington Trust Company, as collateral trustee.

4.4	America West 2002 Incentive Equity Plan (incorporated by reference to Exhibit 10.1 to US Airways Group, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).

4.5	US Airways Group, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to US Airways Group, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).

4.6	US Airways Group, Inc. 2008 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to US Airways Group, Inc. Registration on Form S-8 filed with the SEC on June 30, 2008).

4.7	US Airways Group, Inc. 2011 Incentive Award Plan (incorporated by reference to Exhibit 4.1 to US Airways Group, Inc. Registration on Form S-8 filed with the SEC on July 1, 2011).

10.1	Joinder to Loan Agreement, dated as of December 9, 2013, by American Airlines Group Inc. and American Airlines, Inc. to the $1,600,000,000 Loan Agreement, dated as of May 23, 2013, among US Airways, Inc., US Airways Group, Inc. and certain affiliates of US Airways, Inc. party thereto from time to time, the lenders party thereto and Citicorp North America, Inc., as administrative agent for the lenders.

10.2	Instrument of Assumption and Joinder, dated as of December 9, 2013, by and among US Airways Group, Inc. and US Airways, Inc. in favor of Deutsche Bank AG New York Branch as administrative agent for the Lenders under that certain Credit and Guaranty Agreement, dated as of June 27, 2013, any and among American Airlines Group Inc. (f/k/a AMR Corporation), American Airlines, Inc. and certain other parties from time to time party thereto.

10.3	Transition Agreement, dated as of December 9, 2013, by and between Thomas W. Horton and American Airlines Group Inc.

10.4	Form of American Severance Agreement.

10.5	Letter Agreement, dated as of December 9, 2013, by and between W. Douglas Parker and American Airlines Group Inc.

10.6	Form of Waiver of Change in Control Agreement.

10.7	Form of letter agreement regarding equity awards by and between US Airways Group, Inc. and each executive officer of US Airways Group, Inc. (incorporated by reference to Exhibit 10.1 to US Airways Group, Inc.’s Quarterly Report on Form 10-Q filed on April 23, 2013).

10.8	Form of American Airlines Group Inc. 2013 Incentive Award Plan (incorporated by reference to Exhibit 4.1 of American Airline Group Inc.’s (f/k/a AMR Corporation) Form S-8 Registration Statement, filed on December 4, 2013).

10.9	Form of Indemnification Agreement.

14.1	Code of Ethics.